Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Andrew J. England and Ralph E. Hardy, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for the registration of shares of common stock of National CineMedia, Inc. issuable pursuant to the National CineMedia, Inc. 2016 Equity Incentive Plan, and any and all amendments (including post-effective amendments) and additions to such Registration Statement on Form S-8 relating to the National CineMedia, Inc. 2016 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ ANDREW J. ENGLAND Andrew J. England	Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2016

/S/ DAVID J. ODDO David J. Oddo	Senior Vice President and Interim Co-Chief Financial Officer (Principal Financial Officer)	April 29, 2016

/S/ JEFFREY T. CABOT Jeffrey T. Cabot	Senior Vice President and Interim Co-Chief Financial Officer (Principal Accounting Officer)	April 29, 2016

/S/ SCOTT N. SCHNEIDER Scott N. Schneider	Non-Employee Executive Chairman	April 29, 2016

/S/ PETER B. BRANDOW Peter B. Brandow	Director	April 29, 2016

/S/ LAWRENCE A. GOODMAN Lawrence A. Goodman	Director	April 29, 2016

/S/ DAVID R. HAAS David R. Haas	Director	April 29, 2016

Signature	Title	Date

/S/ STEPHEN L. LANNING Stephen L. Lanning	Director	April 29, 2016

/S/ THOMAS F. LESINSKI Thomas F. Lesinski	Director	April 29, 2016

/S/ PAULA WILLIAMS MADISON Paula Williams Madison	Director	April 29, 2016

/S/ LEE ROY MITCHELL Lee Roy Mitchell	Director	April 29, 2016

/S/ CRAIG R. RAMSEY Craig R. Ramsey	Director	April 29, 2016